EXHIBIT 99.3

Terra Tech Corp. Executes an Agreement to Acquire SilverStreak Solutions Inc.

Transaction Brings Established Cannabis Delivery Operation with Strong

Market Position in the Greater Sacramento Area to Terra Tech’s Platform

SANTA ANA, CA – June 10, 2021 – (GlobeNewswire) – Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company has executed an agreement to acquire SilverStreak Solutions Inc. (“SilverStreak”). The closing of the transaction contemplated by the agreement is subject to certain closing conditions as set forth in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

SilverStreak has a strong market position in the direct-to-consumer cannabis delivery (“DTC”) space in the greater Sacramento area, with twenty-two company owned vehicles and approximately 42,000 monthly customers in the approximate 100-mile radius in which they operate. SilverStreak was one of the first DTC companies in the Sacramento area and their experience, operational efficiency and company-owned assets make it one of the most successful DTC firms in the area. SilverStreak’s CEO, Sterling Harlan, is expected to consult with the Company for a period of six months after the close, which is expected to occur in approximately 90 to 120 days, during which he will work on transitioning SilverStreak’s operation and incorporate smoothly into Terra Tech’s operation.

Terra Tech's CEO, Frank Knuettel II, stated, "We are delighted to continue our expansion with the addition of this high-quality and well-run delivery service. We believe the synergies with Unrivaled’s existing brand portfolio and distribution operation makes enormous economic and operational sense. In addition, we expect to expand SilverStreak’s base of operations utilizing our existing assets in Northern and Southern California, with the intent to develop a statewide delivery operation giving us access to millions of California consumers.”

Knuettel continued, “This is the next step in our rebuilding initiative, and with our anticipated monetization of our Hydrofarm, we expect to expand our base of operations in the near future. I would like to thank Sterling and his team for the work they have done in building SilverStreak and being the next building block in our effort towards becoming the premier West Coast and Southwest operator of cannabis assets.”

About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of joint ventures, Terra Tech operates a cultivation and manufacturing facility.

About SilverStreak

Silverstreak Solutions Inc. provides its customers with convenience and value while delivering cannabis directly to consumers with world class customer service. SilverStreak Solutions services 15 regions in northern California and is one of the leading delivery services in Sacramento. Silverstreak Solutions has a 96% repeat customer rate, average 40-minute delivery times, and data on consumer demographics which ensures customers are getting world class customer service. It is SilverStreak Solution’s mission to provide safe, quality cannabis to its patients every day.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

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